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                                                                    Exhibit 10.1










                              BOWATER INCORPORATED
                       2000-2002 LONG-TERM INCENTIVE PLAN

                        (Effective as of January 1, 2000)


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                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Section 1.        Establishment of Plan........................................1

Section 2.        Definitions..................................................1

Section 3.        Administration...............................................5

Section 4.        Eligibility and Participation................................5

Section 5.        Award Determination..........................................6

Section 6.        Termination of Employment....................................7

Section 7.        Change in Control............................................8

Section 8.        Amendment and Modification...................................8

Section 9.        Miscellaneous................................................8

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SECTION 1.  ESTABLISHMENT OF PLAN

         Effective January 1, 2000, Bowater Incorporated, a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Bowater Incorporated 2000-2002 Long-Term Incentive Plan" (the "Plan") as set forth in this document.

SECTION 2.  DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings indicated:

         "Acquiring Person" shall mean the Beneficial Owner, directly or indirectly, of common stock representing 20% or more of the combined voting power of the Company's then outstanding securities, not including (except as provided in clause (i) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of common stock representing 5% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved; and (ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G under the Exchange Act with respect to such Person's status as a Beneficial Owner of all common stock of the Company of which the Person is a Beneficial Owner.

         "Active Employee" means an Employee who is providing services to the Company or a subsidiary and does not include an individual who is receiving periodic severance payments. Notwithstanding any provision herein, or in any policy or plan of the Company, to the contrary, an individual will not be an Active Employee for any period that such individual is on an authorized or unauthorized leave of absence from the Company, except to the extent otherwise required by law.

         "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the Effective Date.

         "Beneficial Owner" of common stock means (i) a Person who beneficially owns such common stock, directly or indirectly, or (ii) a Person who has the right to acquire such common stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

         "Board" means the Board of Directors of the Company.

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         "Cash" means a check or cash equivalent (such as a deposit directly into a payee's bank account).

         "Cash from Operations" is defined in Section 5.1.

         "Change in Control" shall be deemed to have occurred upon:

         (i)      the date that any Person is or becomes an Acquiring Person;

         (ii) the date that the Company's shareholders approve a merger, consolidation or reorganization of the Company with another Company or other Person, unless, immediately following such merger, consolidation or reorganization, (A) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Company as of the record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;

         (iii) the date the Company sells or otherwise transfers all or substantially all of its assets to another Company or other Person, unless, immediately after such sale or transfer, (A) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Company's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Company, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

         (iv) the date on which less than 50% of the total membership of the Board consists of Continuing Directors.

         "Committee" means the Human Resources and Compensation Committee of the Board, or such other committee appointed by the Board to administer the Plan.

         "Company" means Bowater Incorporated, a Delaware corporation, and any successor thereto.

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         "Company Rank" is defined in Section 5.2.

         "Continuing Director" means any member of the Board who (i) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (ii) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (iii) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         "Disability" shall have the meaning contained in the Company's long-term disability plan.

         "Discretionary Award" means the amount for each Participant calculated pursuant to Section 5.3.

         "Effective Date" means January 1, 2000.

         "Employee" means a full-time, salaried employee of the Company or a subsidiary that, directly or indirectly, is at least 50% owned by the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Net Cash from Operating Activities" is defined in Section 5.1.

         "Normal Retirement Date" means the date defined as the "Normal Retirement Date" in the qualified (or registered, if a Canadian plan) pension plan applicable to the particular Participant in question.

         "Participant" means an Active Employee who is eligible to participate in the Plan.

         "Payout Percentage" is defined in Section 5.2.

         "Peer Companies" means certain companies in the paper and wood products industry. There will be two sets of Peer Companies:

- Newsprint Companies - Donohue Inc., Fletcher Challenge Canada Limited and Abitibi-Consolidated Inc.

- Index Companies - those companies listed in the same Standard and Poor's index category as the Company (currently the Mid Cap Forest Products Index) during the Plan Cycle, excluding the Company.

The Committee shall review the companies included in each category on an annual basis and revise each category as appropriate to reflect changed circumstances. If a company is added or

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deleted, its participation will be counted only on a prorated basis toward the calculation of the Peer Group Average described below.

         "Peer Group Average" means the arithmetic mean of the Total Shareholder Return between each set of Peer Companies as of the end of the Plan Cycle. The Total Shareholder Return for each set of Peer Companies will be computed based on the Total Shareholder Return for each individual Peer Company, and the average for each set of Peer Companies will be computed on a market capitalization weighted basis. If a Peer Company is eliminated either through acquisition or dissolution, or because of any other reason, then (i) if prior to July 1, 2000, that Peer Company will be disregarded entirely, or (ii) if after June 30, 2000, the Total Shareholder Return for the affected Peer Company will be included in the calculation of Peer Group Average only through the date of elimination, on a prorated basis. If two or more Peer Companies are combined, either through merger, consolidation, purchase and sale of assets, or because of any other reason, then (i) for periods before they are combined, the calculation of Peer Group Average shall be based on the Total Shareholder Return of the individual Peer Companies, and (ii) for periods after they are combined, the calculation of Peer Group Average shall include the Total Shareholder Return of the combined entity, on a prorated basis.

         "Performance Award" means the amount for each Participant calculated pursuant to Section 5.2.

         "Person" means any individual, firm, company, partnership, trust or other entity.

         "Plan" means the Bowater Incorporated 2000-2002 Long-Term Incentive
Plan.

         "Plan Cycle" means the period over which the Company's performance will be measured for purposes of determining Participants' awards under Sections 5.2 and 5.3. The Plan Cycle will commence on January 1, 2000, and will end December 31, 2002.

         "Plan Year" means each calendar year during the Plan Cycle.

         "Price" on a particular date means the publicly reported closing price per share for that date.

         "Prorated" under Sections 4.2 and 6.1 shall mean the number of months a Participant participates in the Plan, rounded to the nearest month, divided by thirty-six, multiplied by the awards under Sections 5.2 and 5.3, if any, or
Section 7, if applicable.

         "Retirement" means a Participant's termination of employment in a retirement status entitling him to the immediate payment of benefits under the qualified (or registered, if a Canadian plan) pension plan of the Participant's employer in which he is participating.

         "Section" means the indicated provision of the Plan.

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         "Total Dividends Paid" is defined in Section 5.1.

         "Total Shareholder Return" or "TSR" is equal to (A) the difference in common stock (or common stock equivalent) price as of January 1, 2000, and the average common stock (or common stock equivalent) price for the month of December 2002, plus (B) all dividends paid per share during the Plan Cycle, divided by (C) the common stock (or common stock equivalent) price as of January 1, 2000. The formula shall be adjusted as appropriate to reflect stock splits or stock dividends. For a Peer Company that is eliminated after June 30, 2000, or combines with another Peer Company during the Plan Cycle, the formula shall be the same except that the average common stock (or common stock equivalent) price for the thirty-day period preceding the date of the announcement of the elimination or combination shall be used instead of the month of December 2002. Dividends shall be counted only through the date of elimination or combination for the Peer Company that is eliminated or combined.

         Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

SECTION 3.  ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee has delegated to the Vice President Human Resources of the Company and other appropriate officers and employees of the Company responsibility for administering the Plan.

         The Committee shall: (i) correct any defect or omission or reconcile any inconsistency in this Plan or in any award granted hereunder, (ii) make all other necessary determinations, (iii) make any adjustments that are necessary or desirable in light of previously unforeseen circumstances, and (iv) take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations shall be conclusive and binding upon all parties.

SECTION 4.  ELIGIBILITY AND PARTICIPATION

         4.1 General. Active Employees who are in United States salary grades 31 (or its equivalent at locations other than the United States) and above at any time during the Plan Cycle shall be Participants in the Plan, subject to the limitations of Sections 4.2, 6.1 and 6.2 herein. An Active Employee who is eligible to participate in the Plan shall be so notified in writing and apprised of the manner of determining awards.

         4.2 Partial Plan Cycle Participation. In the event that an Active Employee becomes eligible to participate in the Plan subsequent to the commencement of the Plan Cycle, such Participant's awards under Sections 5.2 and 5.3, if any, shall be prorated.

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         4.3 No Right to Participate. Except as specifically provided in
Sections 4.1 and 4.2, no Employee shall at any time have a right to be selected for participation in the Plan despite having previously participated in an incentive plan of the Company.

SECTION 5.  AWARD DETERMINATION

         5.1 Threshold Determination. No awards shall be made under the Plan unless the Company generates sufficient "Cash from Operations" cumulatively over the Plan Cycle to fund the dividends paid during the Plan Cycle ("Total Dividends Paid") on the Company's common and exchangeable stock. "Cash from Operations" is defined as "Net Cash from Operating Activities" as set forth on the Company's annual audited "Consolidated Statement of Cash Flows". Awards paid under the Plan shall not exceed the excess of Cash from Operations over Total Dividends Paid. If the excess of Cash from Operations over Total Dividends Paid is not sufficient to fund the payout of awards under the Plan, then the awards shall be limited to such excess amount and reduced proportionately.

         5.2 Performance Awards. Subject to the conditions described in Sections
5.1 and 6.2, at the end of the Plan Cycle, Performance Awards will be determined for all Participants by multiplying each Participant's annual base salary rate as of December 31, 2002, by a payout percentage determined based on a ranking of the Company's TSR as compared with the Peer Group Average. The same payout percentage will be used for all Participants. No Performance Awards shall be granted if the Company's TSR is below the Peer Group Average. The payout percentage shall equal 50% if the Company's TSR is equal to the Peer Group Average. If the Company's TSR is above the Peer Group Average, then the calculation of the payout percentage is as follows:

         First, the Company's Rank is determined by the following formula:

                Company Rank = (Company TSR -Peer Group Average)
                                   Divided by
              [(Highest Peer Company TSR - Peer Group Average)/50]
                                     Plus 50

         Then, Company Rank is used to determine the payout percentage according to the chart below.

            Company Rank                            Payout Percentage
            ------------                            -----------------

         50 through 69.999                  50% + [2.5 X (Company Rank - 50)]%

         70 through 89.999                  100% + [3.75 X (Company Rank - 70)]%

         90 through 100                     175%

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                                  Company Rank

                              [COMPANY RANK GRAPH]


      -  The Peer Group Average is equal to a Company Rank of 50
      -  The Peer Company with the highest TSR is equal to a Company Rank of 100
      -  A 100% payout percentage is equal to a Company Rank of 70
      -  A 175% payout percentage is equal to a Company Rank of 90

         The Performance Awards shall be paid to Participants in cash as soon as practicable after the determination of the amount of such awards.

         5.3 Discretionary Awards. In addition to any amounts payable pursuant to Section 5.2, the Committee may award all Participants an additional Discretionary Award computed by multiplying such percentage between 0% and 75% as is determined by the Committee in its discretion, times each Participant's annual base salary rate as of December 31, 2002. The same percentage shall be used for all Participants.

         Any Discretionary Awards shall be paid at the same time and in the same manner as the Performance Awards.

SECTION 6.  TERMINATION OF EMPLOYMENT

         6.1 Termination of Employment Due to Death, Disability, Retirement or Sale of Business Unit. In the event a Participant's employment is terminated by reason of death, Disability, Retirement, or sale by the Company of the subsidiary or unit employing the Participant (unless such sale is a Change in Control, in which case Section 7 shall supersede the provisions of this Section), awards determined in accordance with Sections 5.2 and 5.3 or Section 7 herein shall be (i) prorated based upon the portion of the Plan Cycle occurring prior to termination during which the Participant was an Active Employee and
(ii) based upon the Participant's annual base salary rate as of the date of termination.

         Payments under this Section 6.1 shall be made in cash as soon as practicable after the end of the Plan Cycle.

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         6.2 Continuation of Employment as Condition for Awards. As a condition to be entitled to any award under this Plan (except pursuant to Section 7), a Participant must be an Active Employee as of the end of the Plan Cycle unless the Participant's employment is terminated by reason of death, Disability, Retirement, or sale by the Company of the subsidiary or unit employing the Participant. However, the Committee, in its sole discretion, may pay an award (or a portion of an award) for the portion of the Plan Cycle that the Participant was a Participant, computed as determined by the Committee and payable in cash as soon as practicable after the end of the Plan Cycle, even if the Participant was not an Active Employee as of the end of the Plan Cycle.

SECTION 7.  CHANGE IN CONTROL

         Notwithstanding any other provision of the Plan, if a Change in Control of the Company shall have occurred, the Company shall pay each Participant an award which equals his annual base salary rate as of the date of the Change in Control times 250%, subject to the applicable proration provisions of Section
6.1 for Participants whose employment terminated before the Change in Control under the circumstances described in Section 6.1, but not to the proration provisions of Section 4.2. All awards will be paid in cash within thirty (30) days of the Change in Control. Once awards under this Section 7 have been paid, the Plan shall be terminated and the Participants shall have no further rights under the Plan.

SECTION 8.  AMENDMENT AND MODIFICATION

         The Committee, in its sole discretion, with notice to Participants, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may adversely affect Participants' rights under Section 7 in the event of any prior or subsequent Change in Control, and in the event of any modification, amendment, suspension or termination, any Participant (or his beneficiary, as the case may be) who is an Active Employee on the effective date thereof shall be entitled to no less a payment or distribution hereunder than the amount he would have otherwise received as a Performance Award under Section 5.2, computed as if the Plan Cycle ended as of the end of the Plan Year following or prior to the date of the change or termination, whichever results in a higher award.

SECTION 9.  MISCELLANEOUS

         9.1 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

         9.2 Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

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         9.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         9.4 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

         9.5 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         9.6 Employment Status. The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give the Participant the right to be retained in the employ of the Company or any subsidiary.

         9.7 Unsecured General Creditor. Participants and their heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company by virtue of participation in the Plan. The Company's obligations under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.

         9.8 Nonassignability. No Participant or any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgment, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         EXECUTED on behalf of the Company as of January 1, 2000.

                                       BOWATER INCORPORATED


                                       By: /s/James T. Wright
                                           -------------------------------------
                                           James T. Wright
                                           Vice President - Human Resources
                                           Date signed:  June 6, 2000
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